Exhibit 10.10

FIRST AMENDMENT TO COMMERCIAL LEASE

WHEREAS, the parties listed herein known respectively as CHEROKEE EQUITIES CORPORATION as Landlord and BANCCOMPLIANCE GROUP, LLC, a Tennessee Limited Liability Company, and Constance and David Edwards, personally, as Tenant, entered into a certain Lease agreement dated October 17, 2005, for commercial real estate property (“the Premises”) located at Suite A-102 in Premier Professional Office Park, located at 256 Seaboard Lane, Franklin, Tennessee 37067, and

WHEREAS, the parties desire to renew said Lease, by virtue of this Amendment Number One; and have mutually agreed to the following terms:

1. Term: The Term of this Renewal Period shall be one (1) year and six (6) months commencing on the first day of November, 2008, and ending on the thirtieth day of April, 2010.

2. Rental: The monthly rental for the renewal period shall be Twenty-two Hundred, Fifty Two dollars and Fifty cents ($2252.50) payable without demand or further notice on the first day of each month.

3. Early Termination: There shall be no right of Early Termination.

4. BancCompliance Group, Incorporated, is a wholly owned subsidiary of Franklin Financial Network, Inc. Letter of Acknowledgement is hereby attached.

All other terms, provisions and covenants of the original lease shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment in duplicate on the date as noted below.

Landlord: Cherokee Equities Corporation	Tenant: BancCompliance Group Inc. Connie Edwards, President

By:	By:

Date:	Date:	October 24, 2008
Witness:	Witness: